Exhibit 10.1

LICENSE AGREEMENT

This License Agreement (this “Agreement”), dated as of October 1, 2013 (the “Effective Date”), is made by and between the Alfred E. Mann Foundation for Scientific Research (“AMF”), a not-for-profit corporation organized and existing under the laws of the State of California, and Axonics Modulation Technologies, Inc., a Delaware corporation (“Licensee”). AMF and Licensee are sometimes hereinafter referred to each as a “Party” and collectively as the “Parties.”

RECITALS

A. AMF has been engaged in the development of Epione (as defined below), and owns and otherwise controls certain Patent rights, copyrights and trade secrets with respect thereto.

B. Licensee desires to acquire rights to develop and commercialize Epione.

C. The Parties hereby desire to enter into this agreement pursuant to which AMF will grant certain licenses to Licensee under the AMF IP for Licensee to develop and commercialize Licensed Products in the Field in the Territory, all as set forth below. AMF and an Affiliate of Licensee, intend to enter into a similar agreement for countries outside the Territory.

NOW, THEREFORE, the Parties hereby agree as follows:

Section 1. Definitions.

1.1 “Additional Field” means a field that is added to the scope of this Agreement in accordance with Section 4.3.

1.2 “Affiliate” of an entity or person means any other entity or person which (directly or indirectly) is controlled by, controls or is under common control with such first entity or person; provided that (i) Alfred E. Mann the individual will not be an Affiliate of either Party hereunder and (ii) no entity controlled by Alfred E. Mann will be treated as an Affiliate of a Party hereunder if such entity is not otherwise an Affiliate of such Party. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to an entity means (i) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast more than fifty percent (50%) of the votes in the election of directors or (ii) in the case of a non-corporate entity, direct or indirect ownership of more than fifty percent (50%) of the equity interests with the power to direct the management and policies of such entity, provided that if local law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

1.3 “AMF IP” means all AMF Know How and AMF Patents, including, subject to Section 6.1, that which may arise from the performance of Engineering Services pursuant to Section 4.2 below. Attached as Schedule A hereto is a list of Patents that are within AMF IP as of the Effective Date. The Parties will update Schedule A by mutual agreement at the reasonable request of either Party.

1.4 “AMF Know How” means all Know How for implantable devices and Externals related to the treatment of human tissue by the application of electrical energy and reasonably necessary or useful to develop or commercialize Licensed Products that is Controlled by AMF or its Affiliates during the Term that is reasonably necessary or useful for the manufacture, use, sale, offer for sale, importation, research, development or commercialization of Licensed Products in the Field, but excluding any such Know How that is not Controlled by AMF or its Affiliates before the end of the Initial Term.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.5 “AMF Patents” means all Patents for implantable devices and Externals related to the treatment of human tissue by the application of electrical energy and reasonably necessary or useful to develop or commercialize Licensed Products that are Controlled by AMF or its Affiliates during the Term that are reasonably necessary or useful for the manufacture, use, sale, offer for sale, importation, research, development or commercialization of Licensed Products in the Field, but excluding any such Patents that are not Controlled by AMF or its Affiliates before the end of the Initial Term, except for any Patents claiming priority to, and fully supported and enabled by, Patents filed before the end of the Initial Term.

1.6 “Change of Control” means change in ownership or control of Licensee effected through (i) the acquisition, directly or indirectly, by any Third Party or related group of Third Parties, of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of Licensee’s outstanding securities, or (ii) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of Licensee’s outstanding securities are transferred or issued to a Person or Persons different from the Persons holding those securities immediately prior to such transaction; or (iii) the sale, transfer or other disposition of all or substantially all of Licensee’s assets to a Third Party or related group of Third Parties.

1.7 “Confidential Information” means all information that is disclosed or provided by or on behalf of a Party to the other Party (including information from Affiliates and Third Parties), regardless of whether such information is marked “confidential” or “proprietary” or communicated to the other by the disclosing Party in oral, written, graphic or electronic form.

1.8 “Commercially Reasonable Efforts” means, with respect to the development and commercialization of Licensed Products by Licensee, efforts and resources commonly used in the medical device industry, for a product of similar commercial potential at a similar stage in its lifecycle, taking into consideration its safety and efficacy, its cost to develop, the competitiveness of alternative products, its proprietary position, the likelihood of regulatory approval and suitable reimbursement, its profitability, and all other relevant factors, without regard to the particular circumstances of Licensee, including any other product opportunities of Licensee.

1.9 “Control” or “Controlled” means with respect to any IP or item, the possession (whether by ownership or license, other than by a license granted pursuant to this Agreement) by aParty of the ability to grant to the other Party access, ownership, a license or a sublicense as provided herein, to such IP or item, without (i) violating the terms of any agreement or other arrangement with any other person or entity in existence as of the time such Party would first be required hereunder to grant the other Party such access, ownership, license or sublicense, or (ii) being obligated to pay any monies or other consideration therefor, unless such monies or other consideration is paid by such other Party.

1.10 “Engineering Services” shall have the meaning given to such term in Section 4.2(a) below.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.11 “Epione” means the Epione implantable pulse generator, leads, external pulse generator, charging system and related system components and software in development at AMF as of the Effective Date, and any and all improvements to that system made by Licensee or Controlledby AMF during the term of this Agreement, provided that “Epione” excludes any implantable pulse generator (a) with an axial dimension equal to or less than [***] ([***]) millimeters, and lateral dimension of equal to or less than [***] ([***]) millimeters measured in a direction that is transverse to the direction of the axial dimension, or (b) having a volume equal to or less than [***] ([***]) cubic centimeters.

1.12 “Externals” means any peripheral or auxiliary device that can be used in connection with, or operate in concert with, Epione, including the components that when assembled comprise such device, and including surgical procedure tools, protection apparatus, controllers, battery chargers, patient remote controller, programmer, software and electrodes.

1.13 “Ex-U.S. License Agreement” means that License Agreement intended to be entered into between AMF and an Affiliate of relating to the AMF IP for use outside the Territory

1.14 “Field” means (i) the Initial Field, and (ii) any Additional Field added to this Agreement pursuant to Section 4.3, excluding in each case any product or methods that involves the placement of electrodes or the administration of electrical stimulation inside the cranial cavity or to the ocular nervous system or the auditory nervous system.

1.15 “GAAP” means United States generally accepted accounting principles, consistently applied.

1.16 “Gross Revenues” means the gross amount billed or invoiced, or if no such bill or invoice is issued, the amount received, whichever is greatest, by Licensee and its sublicensees for or on account of the sale, lease, license, sub-license or other revenue generation activity from (i) Licensed Products and (ii) any process, method or service the use or performance of which, in whole or in part absent the license granted hereunder would infringe, or is covered by, one or more claims of AMF Patents, or employs, is based upon or is derived from AMF Know How. Gross Revenue shall be determined in accordance with Licensee’s, or the relevant sublicensee’s standard accounting methods, provided that Licensed Products will be considered “sold” when a sale by Licensee or its Affiliate or a sublicensee is recognized in accordance with revenue recognition policies mandated by GAAP. For the avoidance of doubt, Third Party distributors shall not be deemed sublicensees, and Gross Revenues shall accrue on the last transfer of a Licensed Product from Licensee, its Affiliates or sublicensees to a distributor, unless such distributor (i) is granted any right to make or have made Licensed Products in accordance with Section 2.2, or (ii) has agreed to pay to Licensee, its Affiliates or sublicensees royalties on such distributor’s sales of Licensed Products, in which case such Distributor shall be a sublicensee for all purposes of this Agreement.

In the event any Licensed Product is sold as a part of, or in conjunction with, other products that are not Licensed Products (together, a “Combination”), the Gross Revenues of such Licensed Product shall be calculated by multiplying the gross amount invoiced for such Combination by the fraction A/(A+B), where “A” is the gross amount invoiced for such Licensed Product sold separately and “8” is the gross amount invoiced for such other products sold separately.

In the event that such other products are not sold separately (but such Licensed Product is), the Gross Revenue for such Licensed Product shall be calculated by multiplying the gross amount

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

In the event that such Licensed Product is not sold separately, the portion of the revenues for such Combination that is attributable to Gross Revenue of the Licensed Product for purposes of royalty calculation shall be determined in good faith by the Parties based upon the reasonable fair market value of the Licensed Product and the other products included in the Combination, giving consideration to the prices charged for similar products and components in similar markets.

1.17 “Initial Field” means (i) the treatment of chronic pain in humans through the application of electrical energy to the nervous system; and (ii) the treatment of inflammatory conditions of the human body through the application of electrical energy to the vagus nerve.

1.18 “IP” means Patents, copyrights and Know How, but does not include trademarks.

1.19 “Know How” means technical data, processes, techniques, drawings and designs, invention disclosures, operating manuals, manufacturing procedures, software, trade secrets, plant and tool design, installation instructions, manufacturing quality control procedures, raw material specifications, regulatory approvals, filings and correspondence and sources of supply.

1.20 “Licensed Product” means (i) Epione and (ii) all Externals sold or distributed solely for use with Epione.

1.21 “Licensee Licensed Product IP” means Patents and Know-How owned or otherwise Controlled by Licensee or its Affiliates at any time during the Term (other than pursuant to this Agreement) that directly relate to or cover Licensed Products or their manufacture or use, but excluding any Patents or Know-How (i) Controlled by a successor to Licensee’s assets or business prior to a Change or Control other than by virtue of transfer (directly or indirectly) by Licensee or its Affiliates or sublicensees, or (ii) that are created or developed without the use of or reference to AMF’s Confidential Information.

1.22 “Minimum Royalties” means royalties of (i) in the calendar year beginning on January 1, 2018, seventy five thousand dollars ($75,000.00), and (ii) for each subsequent calendar year, an amount equal to twenty five thousand dollars ($25,000.00) more than the previous calendar year, up to a maximum amount of two hundred thousand dollars ($200,000.00).

1.23 “Net Revenue” means Gross Revenues less the following deductions actually incurred, allowed or paid: (i) cash or product discounts, (ii) refunds, allowances and replacements on account of items previously sold, (iii) contract, bid or other rebates and credits granted or allowed which effectively reduce the selling price or gross sales of the Licensed Product, (iv) freight, postage, insurance and other shipping charges paid in connection with a Licensed Product or related services, and (v) sales and use taxes, excise taxes, customs, duties, and other governmental taxes or charges (except taxes or charges based on income), including any value added taxes incurred in connection with the sale of a Licensed Product or related services, all as determined from the books and records of the selling party, maintained in accordance with GAAP (or if applicable, equivalent international accounting standards).

1.24 “Non-Specific IP” means any AMF Patents or AMF Know How that are necessary or useful for the manufacture, development and commercialization of products other than Licensed Products.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.25 “Non-Specific Patents” means any Patents included within the Non-Specific IP.

1.26 “Open Source Software” means any software that is derived in any manner (in whole or in part) from any software that is distributed under the following conditions: (i) licensees of such software are authorized to access, modify and make derivative works of the source code for the software; (ii) licensees of source code of such software are not obligated to maintain the confidentiality of such source code; or (iii) at least some licensees of such software are required, if they desire to distribute derivative works of such software, to license the source code for such derivative works to their sublicensees under the conditions of (i), (ii) or (iii) hereof.

1.27 “Patent” means a patent or a patent application, including any additions, divisions, continuations, continuations-in-part, invention certificates, substitutions, reissues, reexaminations, extensions, registrations, supplementary protection certificates and renewals, including all U.S. and foreign counterparts thereof, but not including any rights that give rise to regulatory exclusivity periods (other than supplementary protection certificates, which will be treated as “Patents” hereunder).

1.28 “Person” means any natural person or any corporation, partnership, limited liability company, business association, joint venture or other entity.

1.29 “Pre-Existing Restrictions” in regards to a field proposed by Licensee to be an Additional Field as set forth in Section 4.3, means AMF or any of its Affiliates has already granted a license, or an option for a license, or otherwise transferred rights, to a Third Party under any AMF IP that permits such Third Party to develop or commercialize products or services in such proposed field, at the time of AMF’s receipt of Licensee’s notice of a proposed Additional Field.

1.30 “Specific Patents” means all Patents that are within the scope of the AMF IP, but excluding any Non-Specific Patents.

1.31 “Territory” means the United States and its possessions.

1.32 “Third Party” means any Person or entity other than Licensee or AMF or any of their Affiliates.

1.34 “Valid Claim” means (i) a claim of an issued and unexpired Patent contained within the AMF Patents, which claim has not been revoked or held invalid or unenforceable by a court or other government agency of competent jurisdiction from which no appeal can be or has been taken and has not been held or admitted to be invalid or unenforceable through re-examination, disclaimer, reissue, opposition procedure, nullity suit or otherwise, or (ii) a claim of a pending Patent application that has not been finally abandoned or finally rejected or expired and which has been pending for no more than seven (7) years from the date of filing of the earliest priority Patent application to which such pending Patent application is entitled to claim benefit, and in each case ((i) and (ii)) which claim covers a Licensed Product or its manufacture, sale or use.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 2. License Grants.

2.1 Licenses by AMF.

(a) Subject to the terms and conditions of this Agreement, AMF hereby grants to Licensee, and Licensee hereby accepts, a non-transferable (except in accordance with Section 10.1), royalty-bearing, license, with the right to sublicense in accordance with Section 2.2(a) only, under the AMF IP, to make, have made, lease, offer to lease, use, sell, offer for sale, market, promote, advertise, import, research, develop and commercialize Licensed Products in the Field only, in the Territory; provided that with respect to Externals, the foregoing license shall only apply to the extent that such Externals are used in connection with the foregoing licensed activities involving Licensed Products other than Externals. The foregoing license grant includes the right to make reference to all regulatory approvals, filings and correspondence contained within the AMF Know How.

(b) The license grant set forth in Section 2.1(a): (i) shall be co-exclusive (with AMF) with respect to AMF IP resulting from AMF’s performance of Engineering Services, and (ii) subject to Sections 2.1(c) and 5.2(e), shall otherwise be exclusive.

(c) Notwithstanding Sections 2.1(a) and 2.1(b), AMF retains the right, on behalf of itself and other not-for-profit research organizations, to practice the AMF IP within the scope of the exclusive license granted above, for non-commercial research, educational and scholarly purposes. Licensee and its Affiliates and sublicensees shall not practice any AMF IP outside of the scope of the licenses granted hereunder. For clarity, the license grant set forth in Section 2.1(a) does not include any rights under the AMF IP with respect to Externals other than to the extent manufactured and sold expressly and solely for use with Epione.

2.2 Sublicensing.

(a) The license grants in Section 2.1(a) include the right to grant sublicenses (through multiple tiers) to Affiliates and Third Parties by written, executed agreements only, subject to the other terms and conditions of this Agreement. In no event will any sublicenses be of greater scope than the licenses or sublicenses granted hereunder, and all sublicensees will be subject to the restrictions, limitations and obligations to which Licensee is subject hereunder. Licensee will be solely responsible for the compliance of its sublicensees with the terms of this Agreement. Licensee will provide AMF with a complete copy of any agreement granting any such sublicense within thirty (30) days of execution. Prior to a Change of Control, such copy shall be un-redacted, following a Change of Control, Licensee may redact confidential items not necessary for AMF to verify compliance with this Agreement. For clarity, references to “sublicensees” of Licensee hereunder will include both direct and indirect sublicensees.

(b) Any sublicenses granted by Licensee shall survive termination of the licenses granted in Section 2.1(a), or of this Agreement, provided that the following conditions are met as of the date of such termination: (i) the written agreement between Licensee and the sublicensee pursuant to which the sublicense was granted (A) obligates the sublicensee to thereafter render to AMF all royalties that would have been payable to AMF by Licensee as a result of the activities of such sublicensee, (B) names AMF as a third party beneficiary to the extent set forth herein upon such termination, and (C) affirms that AMF shall not be responsible for Licensee’s surviving obligations to sublicensee, unless AMF (at its discretion) elects to assume such obligations; and (ii) Licensee informs the sublicensee in writing (with a copy to AMF) that the sublicensee’s obligations pursuant to clause (i) are in effect as a result of the termination. Further, all further sublicenses granted by a sublicensee of Licensee shall survive termination of the sublicense between Licensee and such sublicensee to the same extent as set forth in the immediately preceding sentence, as applied to such direct sublicensees instead of Licensee, mutatis mutandis, and so on through multiple tiers.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.3 Licenses by Licensee. Licensee, for itself and on behalf of its Affiliates, hereby grants to AMF a royalty-free, fully paid-up, worldwide, sub licensable, perpetual, irrevocable (except as set forth in Section 9.8(e)), exclusive license under all Improvement Patents (as defined below) to develop, make, have made, use, offer for sale, sell, import, and commercialize products and services outside of the scope of the exclusive license granted to Licensee pursuant to Sections 2.1(a) and 2.1(b). For clarity, the foregoing license excludes uses within the scope of the exclusive license granted to Licensee pursuant to Sections 2.1(a) and 2.1(b), in the Field. For the purposes of this Agreement, “Improvement Patent” means any Patent rights Controlled by Licensee or its Affiliates that arise out of or claim or cover Licensee’s or its Affiliates’ or sublicensees’ improvements to the inventions claimed in the AMF IP.

Section 3. Transfer of Know How; Research Supplies; Meetings; Rights of Reference.

3.1 Documentation. During the thirty (30) day period following the Effective Date, AMF shall provide to Licensee one (1) electronic copy of all documents, data or other information in AMF’s possession as of the Effective Date to the extent that such documents, data and information describe or contain AMF Know How, including without limitation, source code for all software included within AMF Know How. AMF shall provide and transfer to Licensee in the same manner all additional AMF Know How that may from time to time become available to AMF (and in any event at least semi-annually). For clarity, AMF will not be required to prepare any new documentation with respect to AMF Know How, and further, following the initial deliveries, that all out-of-pocket fees, costs and expenses of copying and delivering such documentation will be borne solely by Licensee. AMF shall provide Licensee access to AMF employees and consultants for the rendering of Engineering Services pursuant to Section 4.2 below.

3.2 Meetings. Until the first commercial sale of a Licensed Product, appropriate representatives of the Parties shall meet semi-annually, in person or by audio or video teleconference. Such representatives shall confer regarding the status of the research and development activities hereunder, review additional AMF Know-How, review relevant data, consider and advise on any technical issues that arise, consider issues of priority, and review and advise on any other relevant matters relating to the research and development of Licensed Products hereunder. Each Party shall be responsible for all of its own expenses of participating in such committee meetings.

3.3 Research Supplies. Licensee will supply AMF with a reasonable number of Licensed Products for research and development at Licensee’s fully-burdened cost of goods sold (“COGS”) provided that such supply does not unreasonably interfere with Licensee’s development and commercial activities. Notwithstanding the foregoing, for so long as AMF is rendering Engineering Services pursuant to Section 4.2 below, AMF will have the right to manufacture a reasonable number of units per year for AMF’s research and development purposes, provided that such manufacture does not unreasonably interfere with AMF’s supply obligations to Licensee.

3.4 Right of Reference. AMF shall provide, upon Licensee’s request from time to time, appropriate documentation to permit Licensee to reference all regulatory approvals, filings and correspondence containing the AMF Know How solely for the purpose of seeking regulatory approval or clearance for Licensed Products.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 4. Development and Commercialization.

4.1 Diligence. Licensee shall use Commercially Reasonable Efforts to develop and commercialize a Licensed Product in the Field.

4.2 Engineering Services.

(a) From time to time during the Term hereof, upon Axonics’ reasonable request and at Axonics’ cost and expense, AMF will provide Axonics certain research, development and engineering services for Licensed Products and provide reasonable assistance to Axonics’ personnel with respect to the understanding and use of the AMF Know How (the “Engineering Services”), subject to the availability of personnel based on existing workloads, and prior commitments to AMF or others. AMF will participate in periodic meetings at Axonics’ reasonable request to review the progress of the Engineering Services, quality of deliverables, and general status of the Engineering Services. AMF may subcontract the performance of certain of its obligations under this Agreement to qualified third party service providers, provided that such service providers perform those Engineering Services in a manner consistent with the terms and conditions of this Agreement. The personnel assigned by AMF to perform the Engineering Services will be qualified to perform the assigned duties and available to perform the tasks assigned them in a timely manner. AMF will designate in writing a project manager to act as AMF’s authorized representative in connection with the Engineering Services.

(b) Axonics will pay AMF for all Engineering Services performed by AMF’s personnel at the rate set forth on Schedule B attached hereto for the personnel listed. If Axonics uses AMF personnel not listed on Schedule B, Axonics will pay AMF for such personnel at the hourly rate paid by AMF plus [***] ([***]). Additionally, Axonics will pay for any equipment used and/or processes included in the Engineering Services at the rates set forth in Schedule B, attached hereto. If equipment used or processes completed are not set forth on Schedule B, the Parties will negotiate a reasonable rate based on the acknowledgement set forth in the next sentence. The Parties acknowledge that in all cases the fees payable by Axonics in connection with the Engineering Services shall be fair market value, but in no event less than AMF’s fully burdened costs. Axonics will reimburse AMF for out-of-pocket costs incurred for materials and/or Engineering Services required under and specified in the work plan agreed to by the Parties, plus a [***] ([***]) administrative fee. In addition, Axonics will reimburse AMF for all reasonable out-of-pocket expenses associated with travel and lodging incurred by AMF’s service providers on behalf of Axonics if any such travel is undertaken at Axonics’ written request and receipts for those expenses are submitted with the invoice for the period in which the travel occurred.

(c) AMF will submit monthly invoices to Axonics for all Engineering Services provided and expenses incurred during the previous month, and those invoices will include the number of hours of Engineering Services provided by each service provider during the prior month and such service provider’s hourly rate. All payments will be made in full within [***] ([***]) days from the date of invoice. AMF acknowledges and agrees that it is AMF’s responsibility to compensate AMF’s personnel, and pay all related federal and state income tax withholding, social security taxes, and unemployment or disability insurance applicable to such personnel.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

4.3 Additional Fields Licensable by Licensee.

(a) Licensee may notify AMF in writing of Licensee’s desire to expand the scope of the Field to include one or more of the following proposed Additional Fields:

(i) Treatment of any condition other than inflammatory conditions (e.g., epilepsy, depression, hypertension) in humans through the application of electrical energy to the vagus nerve;

(ii) Treatment of inflammatory conditions in humans through the application of electrical energy elsewhere in or on the body other than the vagus nerve;

(iii) Modulation of digestive process and treatment of digestive conditions in humans (e.g., obesity, appetite suppression) through the application of electrical energy anywhere in or on the body; or

(iv) Treatment of urinary and fecal dysfunction in humans through the application of electrical energy anywhere in or on the body;

and AMF will notify Licensee in writing within thirty (30) days of receipt of Licensee’s notice issued in accordance with the foregoing whether or not any proposed field is subject to any Pre-Existing Restrictions. AMF will include in such notice such information as is reasonably necessary for Licensee to verity the existence of such Pre-Existing Restriction, subject to any obligations of confidentiality that AMF may have to a Third Party.

(b) If AMF issues any notice pursuant to Section 4.3(a) stating that a proposed field is subject to a Pre-Existing Restriction, the Parties shall negotiate, in good faith to, if reasonably possible, include suitable limitations to the Additional Field so as Licensee’s rights in the Additional Field may co-exist with such Pre-Existing Restriction. If (i) AMF does not issue any such notice within [***] ([***]) days of receipt of Licensee’s notice provided pursuant to Section 4.3(a), or (ii) AMF notifies License that the proposed field is not subject to any Pre-Existing Restrictions, or (iii) the Parties agree on such suitable limitations within [***] ([***]) days following AMF’s receipt such notice, the proposed Additional Field shall automatically be included under this Agreement, subject to payment by License to AMF of one million dollars ($1,000,000) within [***] ([***]) days of the satisfaction of the conditions set forth in subsections (i) or (ii) and, if applicable, (iii) above, and the royalty provisions of Section 5 shall apply, however, the royalty reduction provisions set forth by Section 5.2 shall not apply to any Additional Field licensed by AMF to Licensee.

(c) With respect to each Additional Field, if prior to the effective date of a Change of Control of Licensee, Licensee has expended at least [***] ([***]) in research and development activity pursuing such Additional Field for which it has exercised its rights under Section 4.3(a) (the “Additional Field Development Threshold”), such Additional Field shall be transferred to, or continued by, the successor or continuing entity without change.

(d) With respect to each Additional Field, if prior to the effective date of a Change of Control of Licensee, Licensee has not expended the Additional Field Development Threshold for such Additional Field license for which it has exercised rights under Section 4.3(a), then such Additional Field license shall lapse and rights to AMF IP in such Additional Field shall revert to AMF and such Additional Field shall no longer be included in the Field.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(e) Upon a Change in Control, Licensee’s right to expand the Field by adding Additional Fields under this Section 4.3 shall terminate and the successor or continuing entity shall not have rights to license any further Additional Fields under the terms of this Agreement.

4.4 Licenses Available to AMF Subject to Royalty.

(a) Licensee may develop and own or otherwise Control intellectual property related to electrical stimulation of human tissue as further set forth by Section 6.1, which falls outside of AMF IP or Improvement Patents which are licensed to AMF under Section 2.3. AMF may notify Licensee of AMF’s desire to license, for fields of use outside of the Field, such intellectual property owned or Controlled by Licensee. The Parties shall negotiate in good faith the scope of each such field of use desired to be licensed by AMF and the applicable license rights, provided that any such license shall be on terms materially consistent with the terms set forth in this Agreement, but reversing the roles of the Parties. For each such field of use licensed by Licensee to AMF, AMF shall pay Licensee [***], and upon payment AMF shall receive a co-exclusive (with Licensee), worldwide, transferrable license for the field of use agreed to by the Parties subject to the royalty provisions of Sections 4.4(b) and 4.4(c), mutatis mutandis. Licensee shall retain ownership and control prosecution and defense of claims of any such intellectual property licensed to AMF including any improvements made thereto whether made independently by a Party or jointly by the Parties, and for any such licenses granted to AMF, Sections 1.16, 1.23, 5.3, 6.3 to 6.5, 8.3 to 8.6, 9.1 to 9.5 shall be construed mutatis mutandis between the Parties.

(b) For each license under Section 4.4(a), AMF shall pay to Licensee [***] ([***]) of all Net Revenues if at least one of the following two (2) conditions apply:

(i) if one or more valid claims within any of the intellectual property licensed to AMF covers (A) a product or its manufacture, sale or use in the licensed field, or (B) the manufacture of such product in the country of manufacture; or

(ii) for twelve (12) years from the first commercial sale of a product incorporating Licensee’s intellectual property (and improvements thereto) in the licensed field.

(c) Following a Change of Control of Licensee, the royalty rate set forth in Section 4.4(b) will be [***]. If Licensed Product is royalty-bearing only on account of Section 4.4(b)(ii), then the royalty rate set forth in Section 4.4(a) will be reduced by [***].

(d) Upon a Change in Control, AMF’s rights to obtain new licenses under Section 4.4(a) shall terminate and existing licenses shall continue.

4.5 Sharing of Intellectual Property Information.

(a) In January and July of each year, the Parties shall meet to discuss the intellectual property that is licensed or subject to potential licensing hereunder, including pursuant to Section 2.3, 4.3 or 4.4.

(b) In preparation for each such meeting, or as otherwise reasonably requested by Licensee or AMF, as applicable, (i) AMF shall provide to Licensee a summary with respect to each potential Additional Field of(A) AMF’s research and development, (B) AMF’s intellectual property

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

position, and (C) Pre-Existing Restrictions, and (ii) Licensee shall provide AMF with a summary of intellectual property that is (I) licensed to AMF pursuant to Section 2.3 or (2) subject to AMF’s option set forth in Section 4.4. AMF shall not be restricted from granting Third Parties licenses, or performing internal research and development work, in any of the possible Additional Fields prior to receiving notice from Licensee pursuant to Section 4.3(a) regarding its interest in expanding the Field to include such Additional Field, or if the conditions set forth in Section 4.3(b) are not satisfied in accordance with the applicable time frames. Any such disclosures by a Party to the other Party shall be treated as the disclosing Party’s Confidential Information in accordance with Section 7.1 of this Agreement.

(c) In preparation for each such meeting, or as otherwise reasonably requested by AMF, Licensee shall provide to AMF, Licensee’s filed patent applications and patents for the purposes set forth under Section 4.4 of this Agreement. Any such disclosures by Licensee to AMF shall be treated as Licensee’s Confidential Information in accordance with Section 7.1 of this Agreement.

(d) Upon a Change in Control, this Section 4.5 shall terminate.

Section 5. Royalties.

5.1 Royalties and Other Payments.

(a) Subject to the terms and conditions of this Agreement (including the remainder of this Section 5.1), Licensee shall pay to AMF four percent (4%) of all Net Revenues.

(b) Royalties under Section 5.1 (a) shall be payable on a Licensed Product-by-Licensed Product, if at least one of the following two (2) conditions apply:

(i) if one or more Valid Claims within any of the AMF Patents covers (A) such Licensed Product or its manufacture, sale or use in the Territory, or (B) the manufacture of such Licensed Product in the country of manufacture; or

(ii) for twelve (12) years from the first commercial sale of such Licensed Product in the Territory.

Only one royalty shall be payable with respect to the sale of the Licensed Product under this Agreement and Ex-U.S. License Agreement, at the higher applicable rate. By way of example, if a Licensed Product is manufactured in the U.S. (in which there is a Valid Claim) and sold in a different country in which there is no Valid Claim, the royalty rate shall be four percent (4%). Subject to reduction as set forth below.

5.2 Royalty Reduction.

(a) If Licensed Product is royalty-bearing only on account of Section 5.1(b)(ii), then the royalty rate set forth in Section 5.2(a) will be reduced by [***] ([***]); and

(b) Following a Change of Control of Licensee, the royalty rate set forth in Section 5.2(a) will be, subject to Section 5.2(b)(i), [***] ([***]). For clarity, this reduction shall apply only once under this Agreement upon the first Change of Control, and shall be applicable to all then existing and future Licensed Products.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c) In the event that during the Term, Licensee enters into an agreement with a Third Party pursuant to which Licensee is required to pay such Third Party royalties or other payments for a license under Patent rights that are reasonably necessary for the freedom to operate under the claims of any Patents within the AMF IP in connection with the manufacture, use or sale of Licensed Products in or for the Territory, then Licensee may deduct [***] ([***]) of such amounts from the royalties otherwise owed to AMF pursuant to this Section 5.2(c); provided such deductions shall not result in the effective royalty rate that would otherwise be payable by Licensee to AMF in any particular calendar quarter being reduced by more than [***] ([***]).

(d) In the event that the royalties payable under Section 5.2(a) are less than the Minimum Royalties for any calendar year beginning with 2018, AMF may, at its election, either (i) convert the exclusive licenses set forth in Section 2.1, or (ii) terminate this Agreement, in each case ((i) and (ii)) effective upon sixty (60) days prior written notice to Licensee, provided however, that Licensee shall have the option at any time prior to the end of such sixty (60) days to pay to AMF the shortfall between the Minimum Royalties for such calendar year and the actual royalties paid or payable under Section 5.2(a), in which event the exclusive licenses set forth in Section 2.1 shall continue and this Agreement shall not terminate. For the purposes of calculating Minimum Royalties, any amounts paid under this Agreement shall be creditable against amounts payable under the ex-U.S. License Agreement and any amounts paid under the ex-U.S. License Agreement shall be creditable against amounts payable under this Agreement.

(e) Only one royalty will be due under this Section 5.2 with respect to the sale of the same unit of Licensed Product. Only one royalty will be due under this Section 5.2 on the sale of a Licensed Product even if the manufacture, use, sale, offer for sale or importation of such Licensed Product infringes more than one claim of the AMF Patents.

(f) Licensee acknowledges that (i) certain of the AMF IP is secret and substantial and that without the AMF IP Licensee would not be able to develop Licensed Products, (ii) access to AMF IP may provide Licensee with a competitive advantage in the marketplace beyond the exclusivity afforded by the AMF Patents, and (iii) the royalties set forth in this Section 5.2 are, in part, intended to compensate AMF for such development and competitive advantage. The Parties agree that the royalty rates and period set forth in Section 5.2 reflect an efficient and reasonable blended allocation of the value provided by AMF to Licensee and was agreed to for the mutual convenience of the Parties.

5.3 Payment Terms.

(a) All payments to be made by Licensee pursuant to this Agreement will be made in United States dollars by wire transfer to such bank account as AMF may designate, and will be payable along with the applicable reports due under Section 5.2. All payments to AMF under this Agreement will be without deductions, withholdings or set-offs except as otherwise set forth herein, and will be non-refundable (subject to those allowances included in the definition of Net Revenues with respect to royalties payable hereunder).

(b) When Gross Revenues are paid in a currency other than United States dollars, the amount of royalties payable with respect thereto will first be determined in the foreign currency of the country in which the Gross Revenues are paid and will then be converted into equivalent United States dollars using the exchange rate reported in the Wall Street Journal for the last day of the calendar quarter for which the related royalties are payable. If Gross Revenues are paid in a form other than cash, the amount thereof will be equal to the fair market value of such securities or property as reasonably determined by Licensee and reasonably satisfactory to AMF.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c) For as long as payments are due under Section 5.2, Licensee will furnish to AMF a written report within sixty (60) days after the end of each calendar quarter, showing the amount of Net Revenue of Licensed Products and royalties and payments with respect to Sublicense Income due for such calendar quarter. Such report will be due at the same time as the payments for such calendar quarter. The report will include, at a minimum, the following information for the applicable calendar quarter, each listed by product and by country of sale: (i) the number of units of Licensed Products sold or disposed of by Licensee and its sublicensees; (ii) gross amount received for such sales or dispositions; (iii) deductions taken from Net Revenue as specified in the definition thereof; (iv) Net Revenue; (v) the royalties owed to AMF, listed by category; (vii) other element of Gross Revenue received and amounts thereof on which royalties are payable to AMF hereunder, and (viii) the computations for any applicable currency conversions. Licensee will require that its sublicensees share with AMF the information listed in the preceding sentence as it relates to Net Revenue made by each such sublicensee, provided that such information shall be treated as confidential information by AMF, in a manner consistent with the treatment of Confidential Information under Section 7.1.

(d) Licensee shall keep, and shall cause each of its sublicensees to keep adequate books and records of accounting for the purpose of calculating all amounts payable to AMF hereunder. For the two (2) years next following the end of the calendar year to which each shall pertain, such books and records of accounting (including those of Licensee’s sublicensees) shall be kept at each of their principal place of business and shall be open for inspection at reasonable times and upon reasonable notice by an independent certified accountant selected by AMF, and which is reasonably acceptable to Licensee, for the sole purpose of inspecting the royalties due to AMF under this Agreement. In no event shall such inspections be conducted hereunder more frequently than once every twelve (12) months. Such accountant must have executed and delivered to Licensee and its sublicensees, as applicable, a confidentiality agreement as reasonably requested by Licensee, which shall include provisions limiting such accountant’s disclosure to AMF to only the results and basis for such results of such inspection. The results of such inspection, if any, shall be binding on both Parties. Any underpayments shall be paid by Licensee within thirty (30) days of notification of the results of such inspection. Any overpayments shall be fully creditable against amounts payable in subsequent payment periods. AMF shall pay for such inspections, except that in the event there is any upward adjustment in aggregate royalties payable for any calendar year shown by such inspection of more than [***] ([***])of the amount paid, Licensee shall reimburse AMF for any reasonable out-of-pocket costs of such accountant.

(e) Any payments by Licensee to AMF hereunder will not include any taxes or other governmental charges, including import or export duties, sales, use or privileges taxes, VAT, or excise or similar taxes, levied by any government, whether now or hereafter enacted (collectively, “Taxes”), provided however, if Licensee is required by law to make any deduction for Taxes, or withhold Taxes from any sum payable to AMF by Licensee hereunder, Licensee may do so, deposit such sum with the appropriate taxing authority and provided AMF with receipts certifying the payments of the Tax. No deduction shall be made or a reduced amount shall be deducted if AMF furnishes a document from all required tax authorities to Licensee sufficiently before the due date of the payments, certifying that the payments are exempt from tax or subject to a reduced tax rate according to the applicable convention for the avoidance of double taxation.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(f) In the event that, by reason of applicable law in any country, it becomes impossible or illegal for Licensee to transfer, or have transferred on its behalf, payments owed AMF hereunder, Licensee will promptly notify AMF of the conditions preventing such transfer and such payments will be deposited in local currency in the relevant country to the credit of AMF in a recognized banking institution designated by AMF or, if none is designated by AMF within a period of [***] ([***]) days, in a recognized banking institution selected by Licensee and identified in a written notice given to AMF.

(g) Licensee will pay AMF interest on any payments that are not paid on or before the date such payments are due under this Agreement at a rate of [***] or the maximum applicable legal rate, if less, calculated on the total number of days payment is delinquent.

Section 6. Intellectual Property

6.1 Ownership and Inventorship.

(a) Ownership, License. Except as expressly set forth herein, as between the Parties, (i) each Party shall own all right, title and interest in and to any and all intellectual property that it owns as of the Effective Date, and (ii) inventorship and ownership of any intellectual property arising in connection with this Agreement shall follow inventorship as determined under U.S law.

(b) Intellectual Property Created Prior to Qualified Financing. Any intellectual property first created, conceived or reduced to practice by Licensee or its Affiliates, whether solely or jointly with AMF or its Affiliates prior to Licensee’s Qualified Financing that relates to the treatment of human tissue by the application of electrical energy and is reasonably necessary or useful to develop or commercialize Licensed Products, shall be AMF IP, owned and Controlled by AMF, and shall be automatically licensed to Licensee under this Agreement to the extent in the Field. For purposes hereof, a “Qualified Financing” shall mean the consummation by Licensee of a bona fide equity financing primarily for the purpose of raising working capital that results in gross proceeds to the Company of at least [***].

(c) Intellectual Property Created Following Qualified Financing. Any intellectual property that relates to the treatment of human tissue by the application of electrical energy, is reasonably necessary or useful to develop or commercialize Licensed Products, and is first created, conceived or reduced to practice after Licensee’s Qualified Financing:

(i) solely by Licensee or its Affiliates shall be owned and Controlled by Licensee or its Affiliates and subject to license to AMF as applicable under Section 2.3 and Section 4.4.

(ii) solely by AMF or its Affiliates shall be owned by AMF or its Affiliates and, to the extent Controlled by AMF or its Affiliates, will be subject to license to Licensee as applicable under Section 2.1 and Section 4.3.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(iii) jointly by Licensee or its Affiliates and AMF or its Affiliates in the form of improvements, divisions, continuations, continuations-in-part, reissues, and reexaminations, including all U.S. and foreign counterparts thereof, related to a license granted by Licensee to AMF under Section 4.4 (if any) shall be owned and controlled by Licensee and shall be automatically licensed to AMF under this Agreement in accordance with Section 4.4.; and any other intellectual property conceived of jointly between by Licensee or its Affiliates and AMF or its Affiliates shall be AMF IP and shall be automatically licensed to Licensee under this Agreement under Section 2.1 and Section 4.3. Each Party, for itself and on behalf of its Affiliates, hereby assigns (and to the extent such assignment can only be made in the future hereby agrees to assign) to the other Party all Patents and Know-How set forth in this Section 6.1 as being owned by such other Party or its Affiliates as necessary to achieve ownership as provided in this Section 6.1.

6.2 Prosecution and Defense of Claims.

(a) Cooperation. The Parties shall fully cooperate with one another, as is reasonably necessary to achieve Licensee’s purposes in the Field, regarding the prosecution and defense of claims for AMF Patents licensed to Licensee hereunder. For AMF Patents licensed to Licensee, responsibility for prosecution and defense of claims shall be as follows:

(i) AMF Patents Granted Prior to Effective Date. AMF shall be responsible for prosecution, defense and enforcement of claims for AMF Patents (I) issued prior to the Effective Date or (2) for which Licensee is not expressly granted the right hereunder to prosecute and maintain;

(ii) AMF Patents Pending in Schedule A. The Parties shall agree in writing as to which Party shall be responsible for prosecution, defense and enforcement of claims for the AMF Patents in Schedule A which are pending as of the Effective Date. Where Licensee is responsible for any such prosecution, defense and enforcement of claims, Sections 6.2, 6.3, 6.4 shall apply with the roles of the Parties reversed, mutatis mutandis;

(iii) Specific Patents Arising After Effective Date. Licensee shall be responsible for prosecution and defense of claims for Specific Patents arising under Section 6.1 after the Effective Date. Sections 6.2, 6.3, 6.4 shall apply with the roles of the Parties reversed, mutatis mutandis.

(b) Except as otherwise set forth herein, AMF, in its sole discretion, may prepare, file, prosecute, maintain and defend all AMF IP and any intellectual property that is jointly-owned by AMF and Licensee pursuant to Section 6.1. AMF shall keep Licensee reasonably informed of the status of any actual and prospective Patent filings for AMF Patents, shall provide Licensee with copies of any material (i) correspondence with the U.S. Patent and Trademark Office related to the filing, prosecution and maintenance of such Patent filings for AMF Patents, and shall consider in good faith and will not unreasonably fail to implement Licensee’s reasonable comments with respect thereto. AMF shall promptly give notice to Licensee of the grant, lapse, revocation, surrender, invalidation or abandonment of any AMF Patent. Notwithstanding the foregoing, in the event that AMF elects not to prosecute or maintain any Specific Patent, AMF shall promptly notify Licensee of such determination, but in no case later than sixty (60) days prior to any required action relating to the filing, prosecution or maintenance of such Specific Patent. From and after the effective date of such notice, Licensee shall have the right, at its option, and its expense, to control the filing for, prosecution and maintenance of such Specific Patent in such country, and shall have the right to

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

transfer the responsibility for such filing, prosecution and maintenance of such Specific Patent to patent counsel selected by Licensee and reasonably acceptable to AMF. In such case, AMF shall assign all rights therein to Licensee and such Patent application or Patent shall cease to be an AMF Patent licensed hereunder, but will be subject to the unblocking license in Section 2.3.

(c) AMF shall keep Licensee informed of the status of any claims threatened or brought against the AMF Patents, shall provide Licensee with copies of any material correspondence and documents related thereto, and shall consider Licensee’s reasonable comments with respect to the responses thereto. AMF shall promptly give notice to Licensee of its intent to abandon the defense of any such claims. Notwithstanding the foregoing, in the event that AMF elects not to defend any challenge to the validity or enforceability of any AMF Patent, and at the time of such election, rights under such AMF Patent have not been licensed to any Third Party, AMF shall promptly notify Licensee, but in no case later than thirty (30) days prior to any required action relating to such defense. From and after the effective date of such notice, Licensee shall have the right, at its option, and its expense, to control the defense of such proceeding.

6.3 Infringement Enforcement.

(a) AMF will protect the AMF Patents from infringement and prosecute infringers when, in its sole judgment, such action may be reasonably necessary, proper and justified. If Licensee gives AMF written evidence demonstrating to AMF’s reasonable satisfaction prima facie infringement of a claim of infringement in the Field of a AMF Patent by a Third Party which poses a material threat to Licensee’s rights under this Agreement, and at the time of such notice, AMF or its Affiliates have not granted any Third Party a license under such AMF Patent, AMF will either (i) if Licensee has provided AMF with reasonably sufficient information to file a complaint that AMF reasonably believes can survive a Rule II motion, within ninety (90) days or (ii) otherwise within one hundred eighty (180) days following receipt of such notice (the “AMF Enforcement Option Period”), either (A) bring suit against such Third Party infringer with respect to such AMF Patent or (B) grant sufficient enforcement rights relating thereto to Licensee for Licensee to enforce within such scope, as AMF may in its discretion elect; provided that AMF will, if Licensee requests, consult with Licensee and take Licensee’s views into consideration.

(b) If AMF declines to bring suit within the AMF Enforcement Option Period (or fails to reasonably diligently pursue such suit thereafter) or otherwise permits Licensee to enforce any such AMF Patent, Licensee may so enforce and AMF shall cooperate in such action, including joining as a party if necessary to obtain or maintain standing to bring such suit. If Licensee fails to bring suit to address such infringement within one hundred eighty (180) days from the date it is first authorized to enforce (or ninety (90) days if Licensee has reasonably sufficient information to file a complaint that Licensee reasonably believes can survive a Rule II motion), or fails to reasonably diligently pursue such suit thereafter, Licensee’s enforcement right with respect to such infringement will terminate and such right to enforce will revert to AMF.

(c) For purposes of the enforcement rights granted to Licensee in this Section 6.3 with respect to any such AMF Patent, the enforcement scope will amount to the scope of the exclusive license grant for such AMF Patents as set forth in Section 2.1.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d) Any award paid by Third Parties as the result of such proceedings (whether by way of settlement or otherwise) shall first be applied to reimbursement of any legal fees and expenses incurred by either Party and then the remainder shall be divided between the Parties as follows: (i) Licensee shall receive an amount equal to its lost profits or a reasonable royalty on the infringing sales, or whichever measure of damages the court shall have applied; (ii) AMF shall receive an amount equal to the royalties and other amounts that Licensee would have paid to AMF if Licensee had sold the infringing products and services rather than the infringer; and the balance, if any, remaining after Licensee and AMF have been compensated under subsections (i) and (ii) shall be shall be shared equally by the Parties.

6.4 Infringement Defense. In the event either Party receives notice of any claim that the manufacture, use or sale of a Licensed Product infringes the rights of a third party because of the inclusion or use of AMF Know How (including such Know How which may be embodied in the AMF Patents), it shall give prompt notice to the other Party and shall discuss in good faith strategies for addressing the matter and cooperate with each other to terminate such infringement without litigation. After such discussion, Licensee shall have the right, but not the obligation, to defend, at its own expense, against any such claim alleged against Licensee. AMF shall join any such proceeding as a nominal party where necessary. AMF shall provide such assistance and cooperation to Licensee as may be necessary to defend any such action. Licensee shall have the right to settle such action; provided, however, that Licensee will not settle any action without AMF’s prior written approval if such settlement makes any admissions on the part of AMF, obligates AMF to take or not take any action, including without limitation the payment of money or impairs AMF rights in the AMF IP.

6.5 Patent Marking. Licensee shall mark, and shall cause all of its sublicensees to mark, all Licensed Products, or their containers, in accordance with all applicable Patent-marking laws with respect to any AMF Patents.

Section 7. Confidential Information and Publicity.

7.1 Confidentiality.

(a) Except as expressly provided herein, each of the Parties agrees that a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) will (i) not disclose such Confidential Information to its Affiliates or any Third Party without the prior written consent of the Disclosing Party in its sole discretion, except for disclosures expressly permitted below, and (ii) not use such Confidential Information for any purpose except those licensed or otherwise authorized or permitted by this Agreement. Confidential Information, and all copies of part or all thereof, will be and remain the exclusive property of the Disclosing Party, and the Receiving Party will acquire only such rights as are expressly set forth in this Agreement and only for as long as such rights are in effect. Each Party will be free to disclose its own Confidential Information as it sees fit, provided however, that Confidential Information comprising the AMF Know How which is exclusively licensed to Licensee shall not be disclosed by AMF without the consent of Licensee. Each Party will promptly report to the other any conduct relating to the other Party’s Confidential Information inconsistent with the provisions of this Section 7, and take such action as may be reasonably necessary and legally permissible to terminate such conduct. Each Party agrees to reproduce and include the other Party’s proprietary rights notices or reasonable equivalents on any item that contains the other Party’s Confidential Information.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b) The obligations in Section 7.1(a) will not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent proof:

(i) is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party hereunder;

(ii) was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party;

(iii) is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use; or

(iv) is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party.

Specific aspects or details of Confidential Information will not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party. Further, any combination of Confidential Information will not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.

(c) The Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

(i) by either Party in order to comply with applicable non-Patent law (including any securities law or regulation or the rules of a securities exchange) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance;

(ii) by either Party, in connection with prosecuting or defending litigation, making regulatory filings, and filing, prosecuting, defending and enforcing Patents; and

(iii) by either Party, to its Affiliates, potential and future collaborators (including licensees and sublicensees), permitted acquirers or assignees under Section 10.2, research collaborators, subcontractors, financial advisors, investment bankers, investors, lenders, and their and each of such Party’s and its Affiliates’ respective directors, employees and consultants; provided that (1) with respect to Sections 7.1(c)(i) and 7.1(c)(ii), the Receiving Party will notify the Disclosing Party of the Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed, and (2) with respect to Section 7.1(c)(iii), each of those named people and entities (other than investment bankers and lenders who must be bound prior to disclosure by customary confidentiality and non-use restrictions) will be bound by confidentiality obligations at least as restrictive as those contained in this Section 7.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

7.2 Terms of this Agreement; Publicity. The Parties agree that the terms of this Agreement will be treated as Confidential Information of both Parties, and thus may be disclosed only as permitted by Section 7.1(c)(i).

7.3 Use of Name. Neither Party will mention or otherwise use the name or trademarks of the other Party (or any abbreviation or adaptation thereof) in any press release or other public communication without the prior written approval of such other Party in each instance, such approval not to be unreasonably withheld or delayed. The restrictions imposed by this Section 7.3 will not prohibit either Party from making any disclosure identifying the other Party in accordance with Section 7.1(c).

7.4 Press Releases. Press releases or other publicity by either Party relating to this Agreement will be subject to a right of reasonable prior review and approval by the other Party, which approval will not be unreasonably withheld or delayed; provided, however, that such right will not apply to communications required by law, disclosures of information for which consent has previously been obtained, or information that has been previously disclosed publicly; and provided, further, that any draft press release or other public communication submitted to a Party for its approval will be deemed approved if such Party fails to notify the submitting Party within four (4) days of receipt thereof as to whether or not it has been approved.

7.5 Termination. Upon termination of this Agreement for any reason, each Receiving Party will (i) return to the Disclosing Party all Confidential Information provided in writing by the Disclosing Party to the Receiving Party, and (ii) destroy copies of memoranda and notes prepared by or on behalf of the Receiving Party that contain Confidential Information of the Disclosing Party; provided, however, that the Receiving Party may retain copies of such Confidential Information in which such Party has a licensed interest that survives termination; and provided further that clauses (i) and (ii) of this Section 7.5 will not apply with respect to any Confidential Information contained in reports to a Party’s board of directors or executive committees (or to the extent reference is made thereto in board minutes or similar documents). Notwithstanding the foregoing, the Receiving Party and its legal counsel may each retain a single copy of such Confidential Information and memoranda and notes to be used only in exercising the Receiving Party’s rights and performing the Receiving Party’s obligations under this Agreement, including in the case of a dispute concerning this Agreement, or as otherwise required under any applicable law, rule or regulation. The return of any Confidential Information will not relieve the Receiving Party of any of its obligations hereunder.

Section 8. Warranties; Limitations of Liability; Indemnification; Insurance.

8.1 AMF Representations and Warranties. AMF represents and warrants to Licensee that as of the Effective Date:

(a) AMF is a not-for-profit corporation duly organized, validly existing and in good standing under the laws of state or jurisdiction in which it is incorporated, and it has full right and authority to enter into this Agreement and to grant the licenses and other rights to Licensee as herein described.

(b) When executed and delivered, this Agreement will have been duly authorized by all requisite corporate action, and will become a valid and binding contract of AMF enforceable against AMF in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other law affecting creditors’ rights generally from time to time if effect, and to general principles of equity.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c) The execution, delivery and performance of this Agreement does not conflict with any other agreement, contract, instrument or understanding, oral or written, to which AMF is a party, or by which it is bound, nor will it violate any law applicable to AMF.

(d) AMF Controls the Patents listed on Schedule A and the AMF Know-How, and is entitled to grant the licenses specified herein.

(e) (i) No other licenses or rights have been granted under AMF IP, and (ii) the AMF IP is free of any encumbrances, liens, licenses judgments and/or security interests, in each case ((i) and (ii)) that would conflict with the exercise by Licensee of its rights hereunder.

(f) To AMF’s knowledge, all the issued Patents have been procured or are being procured from the respective patent offices in accordance with applicable law.

(g) There are no pending interference or opposition proceedings regarding the AMF Patents;

(h) To AMF’s knowledge, there are no activities by a Third Party that constitute infringement of any of the AMF Patents or misappropriation of AMF Know How by commercial sale of a product in the Field in the Territory;

(i) To AMF’s knowledge, the claims within the issued AMF Patents are valid.

(j) To AMF’s knowledge, no rights of any Third Party will be infringed by the inclusion or use of the technology claimed in the AMF Patents or included in the AMF Know How in connection with Epione as it currently exists when used for the treatment of pain.

(k) To AMF’ s knowledge, the software included in the AMF Know How does not contain Open Source Software that would obligate AMF to disclose, make available, offer or deliver to any Third Party any portion of the source code included in such AMF Know other than the applicable Open Source Software.

8.2 Licensee Representations and Warranties. Licensee represents and warrants to AMF that as of the Effective Date:

(a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of state in which it is incorporated, and it has full right and authority to enter into this Agreement and to accept the rights and licenses granted as herein described.

(b) When executed and delivered, this Agreement will have been duly authorized by all requisite corporate action, and will become a valid and binding contract of Licensee enforceable against Licensee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally from time to time if effect, and to general principles of equity.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c) The execution, delivery and performance of this Agreement does not conflict with any other agreement, contract, instrument or understanding, oral or written, to which Licensee is a party, or by which it is bound, nor will it violate any law applicable to Licensee.

8.3 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER AMF NOR LICENSEE MAKES, AND EACH HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, NONINFRINGEMENT, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

8.4 Limitation of Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE TO THE OTHER OR ANY OF THE OTHER PARTY’S AFFILIATES OR ANY THIRD PARTIES WITH RESPECT TO THE SUBJECT MA TIER OF THIS AGREEMENT FOR ANY INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES (WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE), EVEN IF SUCH PARTY HAS BEEN INFORMED OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THIS SECTION 8.4 WILL NOT APPLY TO BREACHES OF A PARTY’S CONFIDENTIALITY OBLIGATIONS, LICENSEE’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 8.5 OR LICENSEE’S PRACTICE OF THE AMF IP OUTSIDE OF THE SCOPE OF THE LICENSES GRANTED HEREUNDER OR BREACH BY AMF OF THE EXCLUSIVITY PROVISION OF THE LICENSES GRANTED HEREUNDER.

8.5 Indemnification.

(a) Licensee Indemnity. Licensee hereby agrees to indemnify and hold AMF and its Affiliates, and their respective employees, directors, consultants and agents, and their respective successors, heirs and assigns and representatives harmless from and against all claims, liability, threatened claims, damages, reasonable fees, reasonable costs and expenses (including those for attorneys, professionals and accountants), suits, proceedings, losses or judgments, whether for money or equitable relief, of any kind, including death, personal injury, illness, product liability or property damage or the failure to comply with applicable law, arising from any non-Affiliated Third Party claim due to (i) a breach of this Agreement by Licensee or its sublicensees, (ii) the use, manufacture, sale, development or commercialization of any Licensed Products by or on behalf of Licensee or any of its sublicensees, or (iii) gross negligence or willful misconduct of Licensee or its Affiliates.

(b) AMF Indemnity. AMF hereby agrees to indemnify and hold Licensees and its Affiliates, and their respective employees, directors, consultants and agents, and their respective successors, heirs and assigns and representatives harmless from and against all claims, liability, threatened claims, damages, reasonable fees, reasonable costs and expenses (including those for attorneys, professionals and accountants), suits, proceedings, losses or judgments, whether for money or equitable relief, of any kind, including death, personal injury, illness, product liability or property damage or the failure to comply with applicable law, arising from any non-Affiliated Third Party claim due to (i) a breach of this Agreement by AMF, or (ii) gross negligence or willful misconduct of AMF or its Affiliates.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c) Indemnification Procedure. If any person or entity (each, an “Indemnitee”) intends to claim indemnification under Section 8.5(a), the Indemnitee will promptly notify the party from whom indemnity is sought (“Indemnitor”) in writing promptly upon becoming aware of any claim (it being understood and agreed, however, that the failure by an Indemnitee to give such notice will not relieve Indemnitor of its indemnification obligation under this Agreement (1) except and only to the extent that Indemnitor’s defense is actually prejudiced as a result of such failure to give notice and (2) Indemnitor will have no obligation whatsoever to indemnify for any fees, costs or expenses incurred by any Indemnitee prior to such notification to Indemnitor. Indemnitor will have the right to assume and control the defense of such claim at its own expense with counsel selected by Indemnitor and reasonably acceptable to the Indemnitee; provided, however, that all Indemnitees in the aggregate will have the right to retain a single counsel reasonably acceptable to Indemnitor, with the reasonable fees, costs and expenses to be paid by Indemnitor, if representation of such Indemnitees by the counsel retained by Indemnitor would be inappropriate due to an actual or apparent conflict of interest between such Indemnitees and Indemnitor. If Indemnitor does not assume the defense of such claim as aforesaid, the Indemnitee may defend such claim but will have no obligation to do so. The Indemnitee will not settle or compromise any claim for indemnification without the prior written consent of Indemnitor, and Indemnitor will not settle or compromise any such claim in any manner which would have an adverse effect on the Indemnitee’s interests, without the prior written consent of the Indemnitee, in each case which consent will not be unreasonably withheld or delayed. The Indemnitee will reasonably cooperate with Indemnitor at Indemnitor’s expense and will make available to Indemnitor all pertinent information under the control of the Indemnitee, which information will be subject to Section 7.1.

8.6 Insurance. Licensee will procure and maintain insurance policies for the following coverages with respect to personal injury, bodily injury and property damage arising out of Licensee’s performance under this Agreement: (a) during the term of this Agreement, comprehensive general liability, including broad form and contractual liability, in a minimum amount of [***] combined single limit per occurrence and in the aggregate; (b) prior to the commencement of clinical trials involving any Licensed Products, clinical trials coverage in a minimum amount of [***] combined single limit per occurrence and in the aggregate; and (c) prior to the first commercial sale of the first Licensed Product, product liability coverage, in a minimum amount of [***] combined single limit per occurrence and in the aggregate, with the coverage provided for in clauses (b) and (c) to remain in force during the term of this Agreement and for at least [***] years thereafter. The policies of insurance required by this Section 8.6 will be issued by an insurance carrier with an A.M. Best rating of “A” or better. Licensee will provide AMF with insurance certificates evidencing the required coverage within [***] days after the Effective Date and the commencement of each policy period and any renewal periods.

Section 9. Term, Termination and Survival.

9.1 Initial Term and Term.

(a) This Agreement will commence as of the Effective Date and, unless sooner terminated in accordance with the terms hereof or by mutual written agreement of the Parties, will continue for twenty (20) years (“Initial Term”), and then until all AMF Patents are no longer in force (along with the Initial Term, the “Term”).

(b) Upon completion of the Initial Term, the license grant to the AMF IP in Section 2.1(a) will thereafter be fully paid-up and perpetual, provided that with respect to those AMF Patents that are in force after the end of the Initial Term, if the manufacture, use, sale, offer for sale or import

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

of any Licensed Product after the Initial Term would infringe any such Patent, but for such license grant, then Licensee may elect with respect to each such Patent either to (i) cease, and to cause its sublicensees to cease, manufacture, use, sale, offer for sale or import of such Licensed Product in any country in which such Patent is in force, and such Patent will no longer be treated as part of “AMF IP” hereunder, or (ii) pay AMF royalties pursuant to Section 5.2 with respect to such Licensed Product while such Patent remains in force in such country, and such Patent will continue to be part of AMF IP hereunder.

9.2 Termination for Material Breach. Each Party may terminate this Agreement if the other Party commits a material breach of any obligation of this Agreement, and if such other Party fails to cure such material breach within ninety (90) days following receipt of written notice of material breach from such Party, other than for any force majeure pursuant to Section 10.10, unless such material breach although curable but cannot reasonably be cured within such 90 days but such other Party undertakes commercially reasonable efforts to cure such material breach during such 90 days and thereafter diligently seeks to cure such material breach.

9.3 Termination for IP Challenge by Licensee. AMF may terminate this Agreement upon notice to Licensee in the event that Licensee or any of its subsidiaries challenges, or causes, supports, encourages or otherwise assists any other person or entity in challenging in any way, in a legal or administrative proceeding the patentability, enforceability or validity of any of the AMF Patents; provided however, such termination right will not apply to any defense or claim by Licensee that it is not infringing any AMF Patents, and further provided that such termination right will not apply to any actions taken by Licensee, or information provided by Licensee, to the extent required by judicial process provided that Licensee complies with clause (I) of Section 7.1(c). Licensee will have its sublicensees agree to such a covenant to not challenge any such AMF Patents.

9.4 Termination for Insolvency. AMF may terminate this Agreement to the extent permitted by law, upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings with respect to Licensee, or upon an assignment of a substantial portion of Licensee’s assets for the benefit of its creditors; provided, however, that, in the case of any involuntary bankruptcy proceeding, such right to terminate will only become effective if Licensee consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof. AMF will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code and foreign equivalents, including that upon commencement of a bankruptcy proceeding by or against Licensee under the U.S. Bankruptcy Code or foreign equivalents, AMF will be entitled to complete duplicates of or complete access to, as AMF deems appropriate, any IP and all embodiments thereof licensed or to be transferred to AMF hereunder by Licensee (including pursuant to Section 9.7(b)). Such IP and embodiments will be promptly delivered to AMF (i) upon any such commencement of a bankruptcy proceeding and upon written request thereof by AMF, unless Licensee elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under the foregoing clause (i), upon the rejection of this Agreement by or on behalf of Licensee upon written request therefore by AMF. This Section 9.4 is without prejudice to any rights AMF may have arising under the U.S. Bankruptcy Code, foreign equivalents or other law.

9.5 Termination for Convenience by Licensee. Licensee may terminate this Agreement in full for any reason effective upon sixty (60) days prior written notice to AMF.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.6 Ex-U.S. License Agreement. This Agreement shall automatically terminate upon any termination of the Ex-U.S. License Agreement.

9.7 Termination or Continuation of Section 4.4 Licenses to AMF. In the event Licensee has the right to terminate this Agreement pursuant to Sections 9.2 or 9.4, Licensee may terminate the licenses granted to AMF under Section 4.4, without terminating the Agreement as a whole. In the event that AMF terminates this Agreement under Section 9.2, 9.3 or 9.4, it may elect to continue the licenses granted under Section 4.4, subject to continued payment and compliance with the conditions of such licenses.

9.8 Effect of Certain Termination; Survival.

(a) Upon termination of this Agreement for any reason, (i) the license grants by AMF to Licensee in Section 2.1(a) will terminate, and, subject to Section 2.2(b), Licensee and its sublicensees will no longer use or practice any of the AMF IP and other IP licensed by AMF to Licensee hereunder, and (ii) all rights of Licensee under Section 6.3 will terminate and any enforcement rights of Licensee thereunder will revert to AMF.

(b) To the extent permitted by applicable law, if this Agreement is terminated by AMF pursuant to Sections 9.2, 9.3, 9.4 or 9.6, or by Licensee pursuant to Section 9.5, all regulatory approvals and other regulatory filings and communications owned (in whole or in part) or otherwise Controlled by Licensee and its Affiliates and sublicensees solely relating to the Licensed Product in the Field, and all other documents solely relating to and necessary to further develop and commercialize Licensed Product in the Field, as such items exist as of the effective date of such termination will be assigned to AMF, and Licensee will provide to AMF one (1) copy of the foregoing and all documents contained in or referenced in any such items, together with the raw and summarized data for any clinical studies (and where reasonably available, electronic copies thereof). In the event of failure to obtain assignment, Licensee hereby consents and grants to AMF the right to access and reference (without any further action required on the part of Licensee, whose authorization to file this consent with any regulatory authority is hereby granted) any such item.

(c) If this Agreement is terminated by AMF pursuant to Sections 9.2, 9.3, 9.4 or 9.6, or by Licensee pursuant to Section 9.5, Licensee and its Affiliates will grant to AMF and its Affiliates (i) a worldwide, perpetual and irrevocable, nontransferable (except in connection with a permitted assignment of this Agreement in accordance with Section 10.1), non-exclusive license, with the right to grant sublicenses through multiple tiers (subject to Section 2.2, mutatis mutandis), under the Licensee Licensed Product IP owned by Licensee or its Affiliates, and (ii) a sublicense to the Licensee Licensed Product IP that is licensed by a Third Party to, and Controlled by, Licensee or its Affiliates, in each case ((i) and (ii)) to the extent such Licensee Licensed Product IP is used in or covers the Licensed Product as of the effective date of termination and to the extent such Licensee Licensed Product IP exists as of the effective date of such termination (including in each case any additions, divisions, continuations, continuations-in-part, invention certificates, substitutions, reissues, reexaminations, extensions, registrations, supplementary protection certificates and renewals of such Licensee Licensed Product IP) solely to the extent necessary or useful to research, develop, manufacture and commercialize the Licensed Product. With respect to grants of a sublicense, AMF will be responsible for all royalties payable to the applicable licensor that are attributable to AMF’s sales of Licensed Product and Licensee will pay same and AMF will reimburse Licensee for [***] [(***)] of such payments.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d) To the extent permitted by applicable law, if this Agreement is terminated by AMF pursuant to Sections 9.2, 9.3, 9.4 or 9.6, or by Licensee pursuant to Section 9.5, Licensee will assign to AMF any registered or unregistered trademarks or internet domain names that are specifically used for Licensed Product worldwide (it being understood that the foregoing will not include any trademarks or internet domain names that contain the corporate or business name(s) of Licensee).

(e) If this Agreement is terminated by Licensee pursuant to Sections 9.2 or 9.4, the licenses granted in Section 2.3 shall terminate, unless AMF agrees to pay to Licensee commercially reasonable compensation for such licenses (such compensation to either be mutually agreed to or determined through arbitration as provided in Section 10.6 below).

(f) In addition to the termination consequences set forth above in this Section 9.7, the following provisions will survive termination of this Agreement for any reason or expiration of this Agreement, as well as any other provision which by its terms is expressly intended to survive any such termination or expiration: Sections 2.2, 5.2 (but only until the next payment and report are delivered Licensee after any such termination or expiration), Sections 5.3, 6.1, 6.2, and Sections 1, 7, 8, 9 and 10 (other than Section 10.1); all other Sections of this Agreement will terminate upon any such termination or expiration. Any such termination or expiration will not relieve the Parties of any liability or obligation that accrued hereunder prior to the effective date of such expiration or termination.

Section 10. General Provisions.

10.1 Assignment. Neither Party may assign this Agreement, delegate its obligations or otherwise transfer licenses or other rights created by this Agreement, without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided that each Party may assign this Agreement as a whole without such consent to an Affiliate or in connection with the acquisition (whether by merger, consolidation, sale or otherwise) of such Party or of that part of such Party’s business to which this Agreement relates, provided that such Party provides written notice to the other Party of such assignment and the assignee thereof agrees in writing to be bound as such Party hereunder. Any assignment or transfer in violation of this Section 10.1 shall be void. This Agreement shall inure to the benefit of, and be binding upon, the legal representatives, successors and permitted assigns of the Parties.

10.2 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties will in such an instance use their reasonable best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

10.3 Amendment; Waiver. This Agreement may not be modified, amended or rescinded, in whole or part, except by a written instrument signed by the Parties; provided that any unilateral undertaking or waiver made by one Party in favor of the other will be enforceable if undertaken in a writing signed by the Party to be charged with the undertaking or waiver. No delay or omission by either Party hereto in exercising any right or power occurring upon any noncompliance or default by the other Party with respect to any of the terms of this Agreement will impair any such right or power

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

or be construed to be a waiver thereof. A waiver by either of the Parties of any of the covenants, conditions or agreements to be performed by the other will not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained. AMF and any representative of AMF on the Board of Licensee, or in a management role of Licensee will abstain from all decisions regarding any amendment or waiver of this Agreement.

10.4 Implied Rights. All licenses and other rights are or will be granted only as expressly provided in this Agreement, and no other license or other right is or will be created or granted hereunder by implication, estoppel or otherwise. There are no implied licenses hereunder.

10.5 Notices. Except as otherwise provided herein, all notices under this Agreement will be sent by certified mail or by overnight courier service, postage prepaid, to the following addresses of the respective Parties:

If to Licensee, to:	Axonics Modulation Technologies, Inc.
16411 Scientific Way
Suite 200
Irvine, CA 92618

With a required copy to:	Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660
Attention: Shivbir S. Grewal

If to AMF, to:	Alfred E. Mann Foundation for Scientific Research
25134 Rye Canyon Loop, Suite 200
Santa Clarita, CA 91355

With a required copy to:	Goodwin Procter LLP
39 State Street
Boston, MA 02109
Attention: Kinglsley L. Taft, Esq.

or to such address as each Party may hereafter designate by notice to the other Party. A notice will be deemed to have been given on the date it is received by all required recipients for the noticed Party.

10.6 Dispute Resolution.

(a) Disputes arising under or in connection with this Agreement will be resolved pursuant to this Section 10.6; provided, however, that in the event a dispute cannot be resolved without an adjudication of the rights or obligations of a Third Party (other than any Indemnitees identified in Section 8.5(a)), the dispute procedure set forth in Section 10.6(c) will be inapplicable as to such dispute. Upon an assignment by Licensee (as defined in Section 10.1), Section 10.6(c) will terminate, so that either Party may, subject to the remainder of this Section 10.6, file suit in any court or other forum.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b) In the event of a dispute between the Parties, the Parties will first attempt in good faith to resolve such dispute by negotiation and consultation between themselves. In the event that such dispute is not resolved on an informal basis within twenty (20) days, any Party may, by written notice to the other, have such dispute referred to each of the Parties’ respective CEOs or his or her designee (who will be a senior executive), who will attempt in good faith to resolve such dispute by negotiation and consultation for a thirty (30) day period following receipt of such written notice.

(c) In the event the Parties’ CEOs (or designees) are not able to resolve such dispute during such 30-day period, either Party may at any time after such 20-day period submit such dispute to be finally settled by arbitration administered in accordance with the rules of Judicial Administration and Arbitration Services (“JAMS”) in effect at the time of submission, as modified by this Section 10.6. The arbitration will be heard and determined by three (3) arbitrators who are retired judges. Licensee and AMF will each appoint one arbitrator and the third arbitrator will be selected by the two Party-appointed arbitrators, or, failing agreement within thirty (30) days following the date of receipt by the respondent of the claim, by JAMS. Such arbitration will take place in Los Angeles, CA, and the Parties expressly incorporate the terms of CA Code of Civil Procedure Section 1283 and 1283.05 pertaining to pre-hearing discovery. The arbitration award so given will be a final and binding determination of the dispute, will be fully enforceable in any court of competent jurisdiction, and will not include any damages expressly prohibited by Section 8.4. Fees, costs and expenses of arbitration are to be divided by the Parties in the following manner: Licensee will pay for the arbitrator it chooses, AMF will pay for the arbitrator it chooses, and the Parties will share payment for the third arbitrator. Except in a proceeding to enforce the results of the arbitration or as otherwise required by law, neither Party nor any arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written agreement of both Parties.

(d) Notwithstanding the dispute resolution procedures set forth in this Section 10.6, either Party may file suit in any court or other forum to preserve the status quo until any arbitration initiated pursuant to Section 10.6(c) is concluded.

(e) The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) will be tolled while the dispute resolution procedures set forth in this Section 10.6 are pending, and the Parties will cooperate in taking all actions reasonably necessary to achieve such a result.

(f) The prevailing Party in any arbitration under Section 10.6(c) or any other suit related to this Agreement will be entitled to recover from the losing Party all out-of-pocket fees, costs and expenses (including those of attorneys, professionals and accountants and all those arising from appeals and investigations) incurred by the prevailing Party in connection with such arbitration or suit.

10.7 Irreparable Harm. Each Party acknowledges and agrees that breach of any of the terms of this Agreement would cause irreparable harm and damage to the other and that such damage may not be ascertainable in money damages and that as a result thereof the non-breaching Party would be entitled to seek from a court equitable or injunctive relief restraining any breach or future violation of the terms contained herein by the breaching Party without the necessity of proving actual damages or posting bond. Such right to equitable relief is in addition to whatever remedies either Party may be entitled to as a matter of law or equity, including money damages.

10.8 Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the state of California, without regard to its conflicts of law provisions.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

10.9 Relationship of the Parties. Each Party is an independent contractor under this Agreement. Nothing contained herein is intended or is to be construed so as to constitute AMF and Licensee as partners, agents or joint venturers. Neither Party will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any other person or entity. There are no express or implied third party beneficiaries hereunder (except for Indemnitees for purposes of Section 8.5).

10.10 Force Majeure. Neither Party will be deemed to have breached this Agreement for failure or delay in performing any of its obligation under this Agreement (other than any obligation to pay monies when due) if, but only to the extent that, such failure or delay results from causes beyond the reasonable control of the affected Party, potentially including fire, floods, embargoes, terrorism, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or any other person or entity; provided that the Party affected will promptly notify the other of any such force majeure and will exert commercially reasonable efforts to cure any such causes and to resume performance of its obligations as soon as possible.

10.11 Entire Agreement. This Agreement (along with the Schedules) contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes and replaces any and all previous arrangements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof, except that accrued rights and obligations of the Parties pursuant to such arrangements and understandings will survive.

10.12 Headings. The captions to the several Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Sections hereof.

10.13 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting party will not apply.

10.14 Interpretation. Whenever any provision of this Agreement uses the term “including” (or “includes”), such term will be deemed to mean “including without limitation” (or “includes without limitations”). “Herein,” “hereby,” “hereunder,” “hereof’ and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used. References to “or” will mean “and/or”, and to “licenses” or “license grants” will include sublicenses and sublicense grants as appropriate (and vice-versa). All definitions set forth herein will be deemed applicable whether the words defined are used herein in the singular or the plural. Unless otherwise provided, all references to Sections and Schedules in this Agreement are to Sections and Schedules of this Agreement. References to any Sections include Sections and subsections that are part of the related Section (e.g., a section numbered “Section 2.1” would be part of “Section 2”).

10.15 Counterparts; Facsimiles. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Facsimile execution and delivery of this Agreement by either Party will constitute a legal, valid and binding execution and delivery of this Agreement by such Party.

[Remainder of this Page Intentionally Left Blank]

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties hereto have caused this License Agreement to be executed by their respective duly authorized officers as of the Effective Date.

ALFRED E. MANN FOUNDATION FOR SCIENTIFIC RESEARCH

By:	/s/ David Hankin
Name:	David Hankin
Title:	CEO
Date:	September 30, 2013

AXONICS MODULATION TECHNOLOGIES, INC.

By:	/s/ Raymond W. Cohen
Name:	Raymond W. Cohen
Title:	CEO
Date:	October 1, 2013

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SCHEDULE A

AMF Patents as of the Effective Date

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SCHEDULE B

Engineering Services Fees

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
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Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Set up charges and material supplied by AMF will be shown on the quote/each job	TBD based on job complexity, min 1 hr rate.

Title	Signature	Date

Manufacturing Engineering Manager

VP of Research & Development

Director of QA & Regulatory

Program Manager

COO

CFO

Engineering Services Coordinator

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.